                                                                   EXHIBIT 10.7

                            ARTICLES OF PARTNERSHIP

                                      OF

                            MONT BELVIEU ASSOCIATES

          THESE ARTICLES OF PARTNERSHIP (sometimes herein referred to as "this Agreement") are entered into by and between ENTERPRISE PRODUCTS COMPANY, a Texas corporation ("Enterprise"), and TENNECO OIL COMPANY, a Delaware corporation ("Tenneco"), who hereby agree to create, constitute and form a partnership for the limited purposes and upon the terms and conditions set forth in the following Articles.

                                   ARTICLE I

                                   Formation


          1.1 Formation. Enterprise and Tenneco (each being sometimes individually referred to herein as a "Partner" and both being collectively referred to herein as the "Partners") hereby form, under and pursuant to the Texas Uniform Partnership Act, a partnership (the "Partnership") for the limited purposes herein set forth.

          1.2. Name. The name of the Partnership shall be "Mont Belvieu Associates". The name of the Partnership may be changed by agreement of both of the Partners. Unless otherwise expressly permitted by this Agreement, the Partnership name shall be used at all times in connection with the conduct of the business and affairs of the Partnership. In connection with the formation and operation of the Partnership, the Partners agree to execute and file all assumed or fictitious name certificates required by law to be filed in any jurisdiction in which the Partnership conducts business.

          1.3. Purposes. The purposes for which the Partnership is formed and the powers of the Partnership which may be exercised in furtherance of such purposes, are as follows:

          (a) to acquire, hold, assign, sell or otherwise dispose of the Tenneco/Enterprise Interest (as hereinafter defined);

     (b) to exercise and enjoy all of the rights, privileges and benefits, and to pay, perform and observe all of the obligations, agreements and liabilities, allocable or attributable to the Tenneco/Enterprise Interest pursuant to the terms of this Agreement, the Operating Agreement (as hereinafter defined), or at law or in equity;

     (c) to borrow from a bank or other institutional lender sums aggregating up to $41,000,000.00 for the purpose of financing the acquisition by the Partnership of the Tenneco/Enterprise Interest (the "Acquisition Loan") and to mortgage, pledge, assign or otherwise create a lien on the Tenneco/Enterprise Interest, the Throughput Agreements, the Fractionation Agreements, the Operating Agreement (all of the foregoing being hereinafter defined) and/or other agreements pertaining to any of the foregoing, for the purpose of securing payment of such loan or loans;

     (d) to enter into agreements (the "Throughput Agreements") with Tenneco and Enterprise individually, respecting the delivery to the Partnership of Raw Make (as said term is defined in the Operating Agreement) for fractionation and the payment of fees to the Partnership for such fractionation;

     (e) to enter into agreements (the "Fractionation Agreements") with the Operator under the Operating Agreement respecting the fractionation of all Raw Make provided to the Partnership under the Throughput Agreements and the payment of fees to the Operator for the same; and

     (f) to take or cause to be taken all actions and to perform or cause to be performed all matters necessary or appropriate to conduct the day-to-day business of the Partnership and to carry out the foregoing purposes of the Partnership, all on the terms and conditions set forth herein.

          1.4. Principal Place of Business. The principal place of business of the Partnership shall be maintained at 1010 Milam Street, Houston, Texas 77002 or such other place or places as the Partners may from time to time mutually determine. The Partnership shall not be limited in the conduct of its business to that location, but may conduct its business at any number of locations within and without the State of Texas as may be mutually determined by the Partners to be necessary or desirable.

          1.5. Term. The Partnership shall commence on the effective date of this Agreement, and shall continue until dissolved as herein provided.

          1.6. Definitions.  For purposes of this Agreement:

          (a) "Acquisition Loan Payment" means any installment of principal, premium, if any, and interest, or of principal or interest only, which shall become due and payable under the terms of the instrument or instruments creating or evidencing the Acquisition Loan.

          (b) "Acquisition Loan Payment Date" means the date on which any Acquisition Loan Payment shall become due and payable.

          (c) "Affiliate" means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of another, whether through the partnership of voting securities, or otherwise.

          (d) "Agreement" means these Articles of Partnership of Mont Belvieu Associates.

          (e) "Banks" means the banks or other institutional lenders from which the Acquisition Loan is obtained.

          (f) "Enterprise Facilities" means the Facilities less and except the Texaco Facilities.

          (g) "Facilities" means the West Texas Fractionator and the Seminole Fractionator (including the Texaco Facilities), and includes all tanks, machinery, equipment, fixtures, appliances, pipes, valves, fittings and material of any nature whatsoever, all buildings and structures of any kind whatsoever and any and all appurtenances thereto located on the Site, which are necessary for the operation of the facilities, together with all alterations, additions, enlargements, revisions, substitutions or replacements of any kind as may be hereafter made pursuant to the terms of this Agreement, and in-cluding the fee estate in the Site and all easements, servitudes, permits or grants required for the operation of the facilities regardless of location.

          (h) "Fractionation Agreements" means the agreements described in
Section 1.3(e) above.

          (i) "Managing Partner" means the Managing Partner designated in or appointed pursuant to Section 5.1 hereof.

          (j) "Operating Agreement" means that certain Restated Operating Agreement for the Mont Belvieu Fractionation Facilities, Chambers County, Texas, among all Owners of the Facilities, effective as of January 1, 1985, as ratified and joined in by the Partnership pursuant to the Ratification and Joinder Agreement dated July 17, 1985, among the Partnership and the Owners.

          (k) "Operator" means Enterprise or any successor to Enterprise selected by the Owners to operate the Facilities in accordance with the Operating Agreement.

          (1) "Organizational or Administrative Expenses" means all expenses incurred by or on behalf of the Partnership in connection with its formation and organization or in the day-to-day conduct of the business of the Partnership, including, without limitation, legal, accounting and other professional fees, insurance premiums, and filing fees but specifically excluding Operating Expenses and Capital Expenditures, as such terms are defined in the Operating Agreement.

          (m) "Owners" means the parties to the Operating Agreement who own an interest in the Facilities, directly or indirectly, whether presently or in the future. The term "Owners" as defined herein shall not include any Affiliate of any Owner.

          (n) "Partnership Interest" means the respective percentages of ownership interests of the Partners as set forth in Section 2.1 hereof.

          (o) "Partner" or "Partners" means Tenneco and/or Enterprise as defined in Article 1.1 above.

          (p) "Person" means any natural person, corporation, company, partnership, joint venture, association, joint-stock company, trust, foundation, fund, institution, society, union, club or other group organized for any purpose, whether incorporated or not, wherever located and of whatever citizenship; or any receiver, trustee in bankruptcy or similar official or any liquidating agent for any of the foregoing in his or her capacity as such.

          (q) "Site" means the tracts or parcels of real property on which the Facilities are situated, as described on Exhibit "A" attached hereto.

          (r) "Tenneco/Enterprise Interest" means an undivided 57.1428 percent interest in the Enterprise Facilities (other than with respect to the Site) and an undivided 50% interest in the Site.

          (s) "Term Loan Agreement" means the Term Loan Agreement between the Partnership and the Banks, relating to the Acquisition Loan, as the same may from time to time be amended, modified or supplemented.

          (t) "Texaco" means Texaco Producing Inc., a Delaware corporation, which is the successor in interest to Getty Oil Company.

          (u) "Texaco Facilities" means those components of the Seminole Fractionator and related facilities set forth in Exhibit "B" hereto which are presently wholly-owned by Texaco.

          (v) "Throughput Agreement" means either of the agreements described in
Section 1.3(d) above.

                                  ARTICLE II

                             Interests of Partners

          2.1. Original Contributions and Interests. Contemporaneously with the execution of this Agreement, each Partner has contributed in cash to the capital of the Partnership the amount set opposite such Partner's name below, and the amount of the initial contribution by each Partner shall entitle that Partner to a Partnership Interest in the Partnership in the percentage set opposite that Partner's name below:

                                Initial      Partner-
                                Capital       ship
                Partner       Contribution  Interest
                -------       ------------  ---------
                Tenneco         $20,000        50%
                Enterprise       20,000        50%
                                -------       ---
                                $40,000       100%
                                -------       ---

          2.2. Additional Capital Contributions. The Partners hereby agree to make capital contributions in proportion to their respective Partnership Interest to the extent required to enable the Partnership to meet its obligations under Sections 6.l, 6.2.and 6.3 of the Operating Agreement.

          2.3. Capital Accounts. A capital account shall be established and maintained for each Partner. No Partner shall be entitled to receive interest on its capital account. The capital account of each Partner shall consist of the initial capital contribution made by that Partner, increased by (i) additional capital contributions made by that Partner and (ii) Partnership profits allocated to that Partner, and decreased by (x) Partnership losses allocated to that Partner and (y) distributions made to that Partner. Except by agreement of both Partners, neither Partner shall be entitled to the return of its capital contributions except by way of a distribution of assets upon dissolution and liquidation of the Partnership pursuant to the provisions of this Agreement.

                                  ARTICLE III

                       Profits and Losses, Distributions

          3.1. Allocation of Profits and Losses. Each item of income, gain, credit, expense, loss or other deduction realized by the Partnership shall be allocated to the Partners in accordance with their Partnership Interests.

          3.2. Distributions.

          (a) All distributions of cash or property from the Partnership to the Partners shall be in proportion to the Partners' respective Partnership Interests.

          (b) Until all of the Partnership's obligations with respect to the Acquisition Loan shall have been fully and finally discharged, the Partnership shall make no distributions to the Partners except as permitted by this Section 3.2(b). On each date on which payments are due to the Partnership by the Partner, severally, pursuant to the Throughput Agreements, the Partnership shall make a distribution in an amount (but only to the extent of the Partnership's cash on such date) equal to the total amount of such payments (excluding payments representing fractionation fees under the Fractionation Agreements); provided, however, that each of the Partners hereby irrevocably directs the Managing Partner to retain, on behalf of such Partner, any amount to be distributed to it on any such date and to apply such distribution to the payment owed to the Partnership by such Partner on such date pursuant to its Throughput Agreement.

     (c) Following satisfaction in full of the Partnership's obligations with respect to the Acquisition Loan, the Partnership shall make such distributions as are approved unanimously by the Partners.

          3.3. Use of Cash. As used herein, the term "Available Cash" as of any date shall mean cash on hand on such date including, without limitation, cash on hand which was received by the Partnership pursuant to Article VII of the Operating Agreement. Until all of the Partnership's obligations with respect to the Acquisition Loan shall have been fully and finally discharged, all Available Cash shall be accumulated and applied as follows:

     (a) The Managing Partner shall accumulate Available Cash up to the amount which it, in its sole opinion, estimates at any time is the aggregate amount of payments (other than payments representing fractionation fees under the Fractionation Agreements) which will be payable during the ensuing 6-month period by the Partners pursuant to the Throughput Agreements and the Available Cash so accumulated shall be applied solely to the making of distributions pursuant to Section 3.2 hereof.

     (b) If at any time the Partnership has Available Cash in excess of the amount then required to be accumulated pursuant to subparagraph (a) above, such Available Cash shall be applied solely to the making of prepayments of the Acquisition Loan to the extent permitted by, and in accordance with, the Term Loan Agree-ment; provided, however, that if the amount of such Available Cash is less than the minimum amount permitted by the Term Loan Agreement to be prepaid, then the Managing Partner shall invest such cash as permitted by Section 5.2(d) until the Partnership has accumulated sufficient Available Cash to make a prepayment pursuant to this Section 3.3.

          3.4. Withdrawals. Neither Partner shall be entitled to make any distribution without the prior consent of the other Partner.

                                  ARTICLE IV

                            Accounting and Reports

          4.1. Books and Records. The Partnership shall maintain complete and accurate books and records reflecting the nature and extent of the assets, liabilities and contractual commitments of the Partnership and all receipts and disbursements of the Partnership. In addition, the Partnership shall maintain all other records necessary for documenting and recording the business and affairs of the Partnership. The Partnership shall keep its books of account on an accrual basis in accordance with generally accepted accounting principles and practices consistently applied. The books of the Partnership shall be kept at the principal place of business of the Partnership. Each Partner or his duly authorized representative may, at his own expense, inspect the books of the Partnership at any time during ordinary business hours.

          4.2. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

          4.3. Financial Statements. Within 60 days following the end of each fiscal quarter of the Partnership, and within 120 days following the end of each fiscal year of the Partnership, the Managing Partner will deliver to the other Partner an unaudited balance sheet of the Partnership at the end of such fiscal quarter or year, together with an unaudited statement of operations for such fiscal quarter or year.

          4.4. Tax Returns and Information. The Managing Partner shall supervise the preparation of Federal income tax information returns which the Partnership may be required to file, and shall timely provide sufficient tax information to the other Partner.

                                   ARTICLE V

                         Management of the Partnership

          5.1. Appointment of Managing Partner. The Managing Partner shall be responsible for carrying out the policies of the Partnership as mutually established by the Partners and shall have primary responsibility for the day-to-day conduct of the business of the Partnership. Tenneco shall from time to time designate the Managing Partner, who shall serve at the pleasure of Tenneco and may be removed at any time by Tenneco upon a least thirty (30) days' written notice. Tenneco is hereby designated the first Managing Partner.

          5.2. Powers and Duties of Managing Partner. The Managing Partner shall have the exclusive right and the duty to conduct all business relating to the Partnership, which shall include without limitation:

     (a) The preparation, supervision, and execution of all contracts entered into by the Partnership, including those related to the debts of the Partnership. The Managing Partner shall specifically have the responsibility to comply on a timely basis with the ministerial requirements of the Term Loan Agreement, such as rendering payments to the Banks as such payments are severally tendered by the Partners pursuant to their respective Throughput Agreements, delivering on a timely basis to the Banks all documents and other written material required to be delivered by the Partnership pursuant to the Term Loan Agreement, sending and receiving notices, and informing the Partners of any notices which directly affect the Partners.

     (b) The supervision of all operations conducted under the terms of any contracts entered into by the partnership, unless any such duty shall be delegated to a partner by mutual consent.

     (c) The preparation of Partnership accounts including those related to the debts of the Partnership, and the payment and/or distribution of Partnership funds to the Partners or creditors of the Partnership as required or permitted by this Agreement, or any other applicable agreement.

     (d) The establishment and supervision of an investment program for any cash of the Partnership. Such cash shall be invested or reinvested only in (i) securities and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank having capital and surplus in excess of $100,000,000 having maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper, other than commercial paper of any affiliate of the Company, rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within six months after the date of acquisition. It is understood that all such investments shall be made in the name of the Partnership. The Managing Partner shall have no liability to the Partners in the event that any loss related to the investments shall occur.

          5.3. Fees and Expenses of Managing Partner. The Managing Partner shall charge no fee for its services or for internal costs attributable to the services of the Managing Partner's employees. In the event that the Managing Partner incurs costs attributable to the independent contractors, professional services of persons not employed by the Managing Partner or other similar external costs, the Managing Partner shall be reimbursed for such costs by the Partners in the same proportion as their Partnership Interests.

          5.4. Restrictions on Partners. Neither Partner, without the prior consent of the other Partner, may borrow or lend money on behalf of the Partnership, guarantee or otherwise cause the Partnership to become liable with respect to the indebtedness of any other person, sell, transfer or otherwise dispose of Partnership property, create a security interest in, pledge, mortgage or otherwise encumber any assets of the Partnership, or use the name, credit or assets of the Partnership for any purpose other than a Partnership purpose.
Each Partner shall be indemnified and held harmless by the other Partner from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature arising out of such other Partner's breach of the foregoing mutual covenants.

          5.5. Removal of Managing Partner. The Managing Partner shall be discharged and its powers, rights and duties terminated in the event the Managing Partner: (a) is adjudicated a bankrupt; (b) files a voluntary petition in bankruptcy; (c) makes a general assignment for the benefit of its creditors;
(d) has a receiver appointed to pay its debts as they mature; or (e) commits an act or omission which would constitute a material breach of this Agreement.

                                  ARTICLE VI

                             Partnership Property

          6.1. Partnership Property. The capital contributions of the Partners shall become Partnership property and all assets acquired with such funds or the proceeds of sale of such, assets shall be so recorded in the accounts of the Partnership.

          6.2. Method of Holding Property. Property of the Partnership may be acquired, held and conveyed in the name of the Partnership or in the name of one or both of the Partners or any other person or entity as nominee for the Partnership, but shall be recorded as Partnership property in the accounts of the Partnership.

          6.3. Bank Accounts. The Partnership shall establish and maintain such accounts in such financial institutions (including federal or state banks, trust companies or savings and loan institutions) and in such amounts as the Managing Partner may deem necessary from time to time. Checks shall be drawn on and withdrawals of funds shall be made from any such accounts for Partnership purposes and shall be signed or requested by the Managing Partner, or any other persons duly authorized by the Partners.

          6.4. Commingling of Partnership Property. Property of the Partnership shall not be commingled with the property of any Partner or any other business which may be owned, conducted or managed by any Partner.

                                  ARTICLE VII

                    Dissolution, Winding-Up and Termination

          7.1. Dissolution. Upon the occurrence of any one of the following events with respect to a Partner (the "Defaulting Partner"), the other Partner may elect to dissolve the Partnership by giving written notice of dissolution to the Defaulting Partner:

     (a) the Defaulting Partner shall be adjudicated a bankrupt or insolvent if such adjudication be involuntary and shall not be vacated within 30 days; or

     (b) any proceeding shall be commenced by or against the Defaulting Partner seeking relief under any bankruptcy or insolvency law, including, without limitation, a reorganization, arrangement, readjustment of debt, receivership, trusteeship or liquidation, and such proceeding shall be involuntary, and shall remain undismissed for 30 days, or the Defaulting Partner shall, by action or answer, approve of, consent to or acquiesce in such proceeding or admit the material allegations of or default in answering a petition filed in such proceeding; or

     (c) a receiver or liquidator shall be appointed with or without the Defaulting Partner's consent for all or any substantial part of the property of the Defaulting Partner, whether or not including the Defaulting Partner's interest in the Partnership, and if without its consent, such appointment shall not be discharged within 30 days; or

     (d) the Defaulting Partner shall admit in writing its inability to pay its debts as they mature; or

     (e) the Defaulting Partner shall make an assignment for the benefit of creditors; or

     (f) the Partnership Interest of the Defaulting Partner is seized by a creditor of the Defaulting Partner, and the same is not released from seizure within 30 days from the date of notice of seizure.

          7.2. Winding Up. Unless otherwise dissolved as provided hereinabove, the Partnership shall continue until dissolved by agreement of the Partners. Upon dissolution by agreement or dissolution as otherwise hereinabove provided, the affairs of the Partnership shall be liquidated and the assets of the Partnership shall be distributed to the Partners pro rata in accordance with their respective capital accounts, to the extent thereof, with any excess distributed pro rata in accordance with each Partner's Partnership Interest, subject to that portion of any Acquisition Loan remaining unpaid which is proportionate to each Partner's respective Partnership Interest. Notwithstanding any provision in these Articles to the contrary, it is acknowledged, understood and agreed by the Partners that the portion of the Tenneco/Enterprise Interest with respect to which certain liens securing indebtedness for money borrowed (the "Prior Liens") have been released (that is, such portion of the Tenneco/ Enterprise Interest on which a lien has been granted to the Banks to secure the A Notes, as such term is defined in the Term Loan Agreement) such interest is during the term of this partnership deemed the Texaco interest and shall be distributed, upon the dissolution of the Partnership for any reason, to Tenneco, free and clear of any Prior Liens and that, upon and after the dissolution of the Partnership, Enterprise, as a Partner, shall have no claim with respect thereto.

                                 ARTICLE VIII

                       Rights Under Operating Agreement

          Each Partner shall be entitled to vote individually, to the extent of such Partner's Partnership Interest in the Partnership's undivided interest in the Facilities, purchase additional interests in the Facilities and otherwise exercise its rights (elective or otherwise) as an Owner under the Operating Agreement, to the extent permitted under the Operating Agreement, and the Partnership itself shall not be considered an Owner under the Operating Agreement for such purposes; provided, however, that all cash settlements pursuant to Article VII of the Operating Agreement shall be received by the Partnership and distributed or otherwise applied in accordance with Article III hereof. All interests in the Facilities presently owned by any Partner outside of this Partnership or later acquired by any Partner by its election to participate in the expansion of the Facilities or the purchase of a selling Owner's interest under the buy-sell provisions of the Operating Agreement, shall not in any event be deemed a Partnership asset or item nor shall the Partnership have any rights therein unless the Partners shall otherwise agree in writing.

                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

          9.1. Competing Businesses. It is understood and agreed that in connection. with their activities, duties and obligations hereunder the Partners, or either of them, may have the opportunity to invest in competing ventures or businesses, including without limitation, other ventures or partnerships involving fractionation facilities. Notwithstanding any provision herein contained to the contrary, but subject to Section 5.4 of the Operating Agreement, any Partner, and any or all of its shareholders, officers or directors, shall have the absolute right and authority to own, construct, operate or invest in any business, partnership or venture whatsoever, whether for its or their own account or for the account of others, whether such business partnership or venture shall compete with or be similar to the business, partnership or venture carried on by the Partnership and whether the nature of such business, partnership or venture is such that the Partnership would ordinarily be expected to participate therein, and nothing herein shall require any Partner, or any shareholder, officer or director thereof, to account to the Partnership or to any Partner for the income and profit derived from such business, partnership or venture and nothing herein shall give any Partner the right to participate in any manner whatsoever in such business, partnership or venture.

          9.2. Prohibition Against Partition. As a material inducement to each Partner to execute this Agreement, each Partner covenants with and represents that, during the entire term of this Agreement, neither it nor its successors or assigns will attempt or purport to make any partition whatever of the Tenneco/ Enterprise Interest, in whole or in part, or any interest herein, or any other Partnership assets, whether now owned or hereafter acquired, and waives all rights of partition provided by statute or in equity, including partition in kind or partition by sale.

          9.3. Right of First Refusal. The Partners expressly acknowledge that any sale or other transfer of their respective Partnership Interest is subject to a right of first refusal held by all other Owners as set forth in the Operating Agreement.

          9.4. Exchange of Interests. At such time as may be specified in the Operating Agreement, the Partnership shall ex-change its undivided 57.1428 percent interest in the Enterprise Facilities (other than its undivided fifty percent interest in the Site) for an undivided fifty percent interest in the Facilities, and the Partners do hereby consent to such exchange as evidenced by their execution of this Agreement and the operating Agreement.

          9.5. Assignment. Either Partner may transfer, assign or convey its rights hereunder upon (i) the written consent of the other Partner to such transfer, assignment or conveyance, (ii) such assignment, transfer or conveyance expressly being subject to the terms and provisions of this Agreement; (iii) the contemporaneous assignment, transfer or conveyance by such Partner to such assignee, transferee or grantee of such Partner's interest in and to such Partner's Throughput Agreement (in accordance with the terms thereof); and (iv) such assignee, transferee, or grantee expressly assuming in writing the duties and obligations imposed upon the assigning Partner by this Agreement. Notwithstanding the above, either Partner may transfer, assign or convey its rights hereunder, to any affiliate of such assigning Partner, as long as such assigning Partner complies with the conditions set forth in (ii), (iii) and (iv) above, and upon the further condition that any such transfer, assignment or conveyance shall not cause a termination of the Partnership for federal income tax purposes. This Agreement shall be binding on and inure to the benefit of the Partners, their heirs, legal representatives, successors and/or assigns.

          9.6. Notices. All notices provided for under this Agreement shall be in writing and shall be sufficient if sent by certified or registered mail, or if delivered personally return receipt requested, or by telex, confirmed by mail, to the respective Partners at the respective addresses shown below:

    Enterprise                          Enterprise Products Company
                                        P. O. Box 4324
                                        Houston, Texas 77210
                                        Attention: President

    Tenneco                             Tenneco Oil Company
                                        P. O. Box 2511
                                        Houston, Texas 77001
                                        Attention: General Counsel (P&M)





Any Partner may change his address for receipt of notice by notice to the other Partners.

          9.7. Amendment. This Agreement may be altered, amended, modified or changed, in whole or in part, only by an instrument in writing signed by both of the Partners. This Agreement shall be binding upon the Partners and their respective successors and assign to the extent assignment is permitted as aforesaid.

          9.8. Law. These Articles of Partnership shall be governed by and construed in accordance with the laws of the State of Texas.

          IN TESTIMONY WHEREOF, the Partners have executed these Articles of Partnership in multiple original counterparts on this the 17th day of July, 1985.

                                       ENTERPRISE PRODUCTS C0MPANY



                                       By: /s/ O.S. Andras
                                           ------------------------------------
                                           Name:  O.S. Andras
                                           Title: President

                                       TENNECO OIL COMPANY

                                       By: /s/ Michael Falco
                                           ------------------------------------
                                           Name:  Michael Falco
                                           Title: Vice President